THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

SECURED CONVERTIBLE PROMISSORY NOTE

$[ ]	December __, 2012

FOR VALUE RECEIVED, the undersigned, UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION, a Delaware corporation (the “Company”) with its principal place of business at Radnor Financial Center, Suite F-200, Radnor, PA 19087, promises to pay to the order of [ ], or its registered transferees or assigns (the “Payee”), the principal sum of [ ] Dollars ($[ ]) together with simple interest on the unpaid principal balance from time to time outstanding, computed from the date of original issuance of this Note, at the rate of twelve percent (12%) per annum, on the basis of a 365-day year, until paid in full; provided, however that upon the occurrence and during the continuance of an Event of Default (as defined below), this Note will bear interest at a rate of eighteen percent (18%) per annum as measured from the date of the occurrence of such Event of Default. Interest shall be payable in cash on a quarterly basis in arrears within five (5) business days of the end of each calendar quarter commencing on the completion of the first full calendar quarter following the Closing Date.

1.          Notes. This Convertible Promissory Note (the “Note”) is issued as a part of a series of similar notes issued by the Company in the aggregate principal amount of up to Ten Million Dollars ($10,000,000) pursuant to a certain Secured Convertible Note Agreement, dated as of December __, 2012, by and among the Company, the Payee and any other Purchaser named therein (the “Note Agreement”) (together, all such notes sometimes referred to as the “Notes”). The Note Agreement is incorporated by reference herein.

2.          Payment and Interest. Subject to earlier conversion or repayment as provided in Sections 3 and 4 below, the outstanding principal amount of the Note, along with any and all accrued but unpaid interest hereunder, shall become due and payable on the earliest to occur of (i) December 31, 2014 (the “Maturity Date”), (ii) a Qualified Financing (as defined in Section 3 below), or (iii) an Event of Default (as defined in Section 4 below). All payments hereunder, whether for principal, interest or otherwise shall be made in immediately available United States funds sent to the Payee at the address set forth for the Payee in the preamble to this Note or such other address furnished in writing to the Company for that purpose or by wire-transfer to an account specified in writing by Payee. Interest hereunder shall accrue on the outstanding principal amount of this Note from the Closing Date until the earlier of (a) the repayment in full of the principal amount hereunder and the payment of all accrued but unpaid interest hereunder or (b) the earlier conversion of the outstanding principal amount hereunder and all accrued but unpaid interest hereunder in accordance with Section 3 below. All payments received by the Payee will be applied first to costs of collection, if any, then to interest, and the balance to principal. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Note Agreement.

3.          Optional Conversion.

(a)          Upon the election of the Payee, (i) following the consummation (the “Closing”) of the transactions contemplated by each of (A) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, JP Merger Sub, LLC, WLES, L.P. and certain other parties thereto and (B) the Agreement and Plan of Merger, dated as of July 6, 2012, as amended, by and among the Company, ADC Merger Sub, Inc., AD Computer Corporation, Payroll Tax Filing Services, Inc., and certain other stockholders party thereto and (ii) prior to the Maturity Date, all or any portion, of the unpaid principal and accrued interest under the Note shall convert into a number of shares of Common Stock of the Company, par value $0.001, (the “Financing Stock”) and shall be appropriately adjusted in the event of stock dividends, stock splits, consolidations, reclassifications and combinations. equal to the quotient obtained by dividing (i) the amount of the unpaid principal and accrued interest on the Note that the Purchaser elects to convert, by (ii) $5.15 (subject to any adjustments as set forth herein, including for the avoidance of doubt, Section 4.5 of the Note Agreement), with any resulting fraction of a share being rounded downward to the nearest whole share and with the Company paying the Payee any remaining amount of unpaid principal or interest not converted into such whole number of shares.

.

(b)          If the Payee elects to convert all of the unpaid principal and accrued interest under the Note in accordance with Section 3(a), then the Payee shall, following the Closing and at least ten (10) business days prior to the Maturity Date, deliver a written notice to the Company indicating the Payee’s election to convert this Note pursuant to Section 3(a). In the event of a conversion of this Note pursuant to Section 3(a), the Payee shall (i) surrender this Note to the Company for cancellation and exchange into the Financing Stock, and (ii) execute and deliver all agreements, documents, instruments and certificates, as may be reasonably requested by the Company in connection with the conversion of this Note. At the time of conversion of this Note, the Company will issue to the Payee, or its registered nominee or assigns, certificate(s) for the number of shares of Financing Stock, into which this Note is then convertible, with any resulting fraction of a share being rounded downward to the nearest whole share, and the Company will pay to the Payee cash for the amounts not so converted as a result of the above-referenced downward rounding. The issuance of certificate(s) for shares of the Financing Stock, shall be made without charge to the Payee for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of the Financing Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to ensure that the Financing Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

(c)          For purposes of this Note, “Qualified Financing” shall mean the sale and issuance by the Company of capital stock or subordinated debt following the date hereof and prior to the Maturity Date in a net amount (after payment of any reasonable expenses, including placement agent fees, if any, related to such sale and issuance) to the Company greater than Ten Million Dollars ($10,000,000).

(d)        (i)       If the Company shall at any time or from time to time after the date hereof, effect a split or combination of the Common Stock of the Company affecting the Financing Stock (or pay a stock dividend), then the number of shares of Financing Stock shall be proportionately adjusted. Any such adjustments shall be effective at the close of business on the date the split or combination becomes effective or the date of payment of the dividend, as applicable.

    (ii)       Merger Sale, Reclassification, Etc.  In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to members (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other company the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Payee of this Note, upon the exercise of the Note, shall be entitled to receive, in lieu of the Financing Stock, the number of shares of Financing Stock to which such Payee would have been entitled upon such consummation if such Payee had exercised this Note immediately prior thereto."

   (iii)        Share Issuance. If at any time following the delivery of this Note the Company shall have issued shares of Common Stock or securities issuable or convertible into shares of Common Stock at a price below $5.15 per share (which for the avoidance of doubt shall be measured by taking into account any transfers of Common Stock from existing stockholders of the Company to the recipient of such issuances at a price below $5.15 per share), the Conversion Price shall be such lower price and shall be the basis for any further adjustments as set forth herein.

4.          Event of Default. The outstanding principal and accrued interest hereunder shall, at the option of the Payee, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”): (a) the Company shall fail to pay any principal or interest hereunder when due; (b) the Company shall fail to perform or observe any other material term, covenant or agreement contained herein or in the Note Agreement on its part to be performed or observed and any such failure remains unremedied for ten (10) business days after the occurrence of such event; (c) material breach of any of the representations or warranties made by the Company in the Note Agreement (d) an Event of Default has occurred and is continuing under any of the Notes after the Company has been provided with ten (10) business days to cure (e) the Company shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) have a petition filed commencing involuntary bankruptcy proceedings against the Company in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have an order entered against the Company by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) make a general assignment for the benefit of its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property. Notwithstanding anything to the contrary contained herein, an Event of Default occurring with respect to any Note issued pursuant to the Note Agreement shall constitute an Event of Default hereunder.

5.          Security. This Note is secured pursuant to the Note Agreement. Reference is hereby made to the Note Agreement for a description of the nature and the extent of the security for this Note and the rights with respect to such security of the Payee.

6.          Suits for Enforcement. Upon the occurrence of any one or more Events of Default, the Payee may proceed to protect and enforce its rights by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or the Note Agreement, or in aid of the exercise of any power granted in this Note or the Note Agreement, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Payee. The Payee may direct the time, method and place of conducting any proceeding for any remedy available to it. In case of any Event of Default under this Note, the Company will pay to the Payee such amount as shall be sufficient to cover the reasonable costs and expenses of such Payee due to such Event of Default or in enforcing or collecting this Note.

7.          Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party pursuant to this Note will be in writing, will reference this Note and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile transmission, addressed as follows: (a) if to the Company, to Universal Business Payment Solutions Acquisition Corporation, Radnor Financial Center, 150 North Radnor-Chester Road, Suite F-200, Radnor PA 19087, Attention: Chief Executive Officer, with a copy to Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, Attention: James A. Lebovitz, Facsimile (215) 994-22220 and (b) if to the Payee, at the address set forth for the Payee in the preamble to this Note, or at such other address or addresses as shall have been furnished in writing by such party to the others, Attention: General Counsel. Each notice or other communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the fax confirmation sheet or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

8.          General. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right. To the extent permitted by law, the Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Payee with respect to the time of payment. This Note may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the holders of all outstanding principal under the Notes at the time such modification or amendment shall become effective. Notwithstanding the foregoing, the Payee may make any waiver to any action hereunder as to its own rights without a similar action being taken by the holders of the other Notes, provided that such waiver is in writing. If any provision of this Note shall be declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Note shall not be affected thereby. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note. This Note shall be binding upon and inure to the benefit of Payee and its successors and assigns. This Note and the rights and obligations herein may not be assigned by the Payee, except to fund entities affiliated with Payee or in the case of an individual Payee to an entity wholly-owned by such individual Payee, without the prior written consent of the Company.

9.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Company has executed this Note as an instrument under seal as of the day and year first above written.

UNIVERSAL BUSINESS PAYMENT
SOLUTIONS ACQUISITION
CORPORATION

By:
Name:	Bipin C. Shah
Title:	Chief Executive Officer

[ ]

By:
Name:
Title:

SIGNATURE PAGE TO UNSECURED CONVERTIBLE PROMISSORY NOTE